As filed with the Securities and Exchange Commission on June 21, 2010
Registration No. 333-167322

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 2 TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE BON-TON STORES, INC.
THE BON-TON DEPARTMENT STORES, INC.
*SEE TABLE OF ADDITIONAL REGISTRANTS BELOW
(Exact name of registrant as specified in its charter)

The Bon-Ton Stores, Inc.	Pennsylvania	23-2835229

The Bon-Ton Department Stores, Inc.	Pennsylvania	23-1269309
	(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

2801 East Market Street
York, Pennsylvania 17402
Phone Number: (717) 757-7660
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith E. Plowman
Executive Vice President — Chief Financial Officer and Principal Accounting Officer
The Bon-Ton Stores, Inc.
2801 East Market Street
York, Pennsylvania 17402
Phone Number: (717) 757-7660
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications to:
Darrick Mix, Esq.
Duane Morris LLP
30 South 17th Street
Philadelphia, PA 19103
(215) 979-1000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE
Proposed maximum
	Amount to be	Proposed maximum	aggregate
Title of each class of	registered	offering price per	offering price	Amount of
securities to be registered	(1)(2)(3)	unit (3)	(1)(3)(4)	registration fee (3)
Common Stock, $.01 par value
Preferred Stock
Depositary Shares (5)
Warrants
Debt Securities
Guarantees of Debt Securities(6)
Units (7)
Total			$150,000,000	$10,695.00(8)

(1)	Also includes an indeterminate number of shares of common stock or preferred stock as may be issued by the Registrant upon exercise, conversion or exchange of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(5)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(6)	Debt securities issued by The Bon-Ton Department Stores, Inc. may be accompanied by a guarantee to be issued by The Bon-Ton Stores, Inc. and certain subsidiaries of The Bon-Ton Department Stores, Inc. listed in the Table of Additional Registrants.

(7)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may be any of the securities registered under this Registration Statement, which securities may or may not be separable from one another.

(8)	Previously paid with the filing of the original registration statement being amended hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS
     The following subsidiaries of The Bon-Ton Department Stores, Inc. may be guarantors of debt securities issued hereby and are co-registrants:

State or Other
	Jurisdiction of	I.R.S. Employer
Exact Name of Each Registrant as	Incorporation or	Identification
Specified in its Respective Charter	Organization	Number
Bon-Ton Distribution, Inc.(1)	Illinois	63-1215855
Carson Pirie Scott II, Inc.(1)	Mississippi	64-0202140
McRIL, LLC(1)	Virginia	63-1265548
The Bon-Ton Giftco, Inc.(2)	Florida	23-3102805
The Bon-Ton Stores of Lancaster, Inc.(2)	Pennsylvania	23-2654572
The Bon-Ton Trade, LLC(3)	Delaware	51-0338891
The Elder-Beerman Stores Corp.(2)	Ohio	31-0271980

(1)	The address, including zip code, of this registrant’s principal executive offices is 331 West Wisconsin Ave., Milwaukee WI 53203, and the telephone number, including area code, of its principal executive offices is (414) 347-1152.

(2)	The address, including zip code, and telephone number, including area code, of this registrant’s principal executive offices are the same as those of The Bon-Ton Stores, Inc., a Pennsylvania corporation.

(3)	The address, including zip code, of this registrant’s principal executive offices is 300 Delaware Avenue, Suite 12122, Wilmington, DE 19801, and the telephone number, including area code, of its principal executive offices is (302) 576-2714.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2010
PROSPECTUS
$150,000,000
THE BON-TON STORES, INC.
COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES, WARRANTS,
DEBT SECURITIES, GUARANTEES OF DEBT SECURITIES, UNITS
THE BON-TON DEPARTMENT STORES, INC.
DEBT SECURITIES, GUARANTEES OF DEBT SECURITIES
     We may from time to time in one or more offerings, offer, issue and sell, together or separately, up to $150,000,000 of the common stock, preferred stock (either separately or represented by depositary shares), warrants and debt securities (which may or may not be guaranteed by one or more of our subsidiaries), as well as units that include any of these securities. Our wholly owned subsidiary, The Bon-Ton Department Stores, Inc., may from time to time in one or more offerings offer and sell debt securities (which will be guaranteed by us and may or may not be guaranteed by one or more of our subsidiaries). The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common or preferred stock of our Company.
     We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
     This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest.
     Our common stock trades on the NASDAQ Global Select Market under the symbol “BONT.” None of the other securities that we may offer under this prospectus are currently publicly traded. Our principal executive offices are located at 2801 East Market Street, York, Pennsylvania 17402. The telephone number of our principal executive offices is (717) 757-7660.
     See the “Risk Factors” section on page 4 of this prospectus for certain risks that you should consider before investing in our securities.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2010.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.
     This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement, information that is incorporated by reference into this prospectus, or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and any other offering material may also add to, update or change information contained in the prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.
     The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.
     Other than in those sections of this prospectus where we have otherwise indicated, when used in this prospectus, the terms “Bon-Ton,” “Company,” “we,” “us,” and “our” refer to The Bon-Ton Stores, Inc., a Pennsylvania corporation, and its consolidated subsidiaries, unless the context otherwise requires, and the term “Department Stores” refers to Bon-Ton’s wholly owned subsidiary, The Bon-Ton Department Stores, Inc.
     You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement, any other offering material or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or any other offering material, or of any sale of a security. Our business, financial condition, results of operation and prospects may have changed since those dates.
     You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, the applicable prospectus supplement and any other offering material, before making an investment decision.
     THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the following location of the SEC:
Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549
     You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy and information statements and other information that we electronically file with the SEC, which you can access over the internet at http://www.sec.gov. We maintain a Web site at http://www.bonton.com with information about our Company. Information contained on our Web site or any other Web site is not incorporated into this prospectus and does not constitute a part of this prospectus. Our Web site address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our Web site. You can also obtain information about us at the offices of NASDAQ, One Liberty Plaza, 165 Broadway, New York, New York 10006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):
     (a) The Company’s annual report on Form 10-K for the year ended January 30, 2010 filed on April 16, 2010;
     (b) The Company’s quarterly report on Form 10-Q for the quarter ended May 1, 2010 filed on June 10, 2010;
     (c) The Company’s current reports on Form 8-K filed on February 1, 2010, February 5, 2010, April 16, 2010 and June 16, 2010;
     (d) The Company’s proxy statement dated May 4, 2010 (with respect to information contained in such proxy statement that is incorporated into Part III of the Company’s annual report on Form 10-K only); and
     (e) The description of the Company’s common stock contained in its registration statement on Form 8-B filed on April 17, 1996, including all amendments or reports filed for the purpose of updating that description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).
     We also incorporate by reference any future filings we make with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated.
     This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed or incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site provided above under the heading “Where You Can Find More Information.”
     You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
The Bon-Ton Stores, Inc.
Investor Relations
2801 East Market Street
York, Pennsylvania 17402
(717) 751-3071
     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTORS
     Some of the statements in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to as the “Securities Act,” Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act;” and the Private Securities Litigation Reform Act of 1994 “safe harbor” provisions. Such forward-looking statements, which may be identified by words such as “may,” “could,” “should,” “would,” “will,” “may,” “might,” “plan,” “predict,” “expect,” “anticipate,” “believe,” “estimate,” “project,” “intend” or negatives thereof or other similar expressions, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Such statements speak only as of the date they are made, are based on various underlying assumptions and then-current expectations about the future and are not guarantees. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plans expressed or implied by such statements. Forward-looking statements include, without limitation, statements regarding our current and future business activities, operational matters, liquidity, expenses, financing options, future outlook with regard to the Company and operating results.
     Factors that could cause such differences include, but are not limited to, the following:
•	risks related to retail businesses generally;

•	a significant and prolonged deterioration of general economic conditions which could negatively impact the Company, including by potentially causing the write-down of the current valuation of long-lived assets, intangible assets and deferred taxes;

•	changes in the terms of our proprietary credit card program;

•	potential increase in pension obligations;

•	changes in consumer spending patterns, debt levels, and the availability and cost of consumer credit;

•	additional competition from existing and new competitors;

•	relations between the United States and countries where we source our merchandise;

•	weather conditions that could negatively impact sales;

•	uncertainties associated with expanding or remodeling existing stores and owning and leasing real estate;

•	the ability to attract and retain qualified management;

•	the dependence upon relationships with vendors and their factors;

•	a security breach;

•	the ability to control selling, general and administrative expenses;

•	the incurrence of unplanned capital expenditures and the ability to obtain financing for working capital, capital expenditures and general corporate purposes; and

•	limitations on our ability to incur debt, sell securities, incur liens, make restricted payments, make certain investments, sell stock in our restricted subsidiaries, pay dividends or make payments from our subsidiaries, enter into transactions with affiliates and enter into certain acquisition, disposition or merger agreements imposed by our senior secured credit facility, term loan and mortgage loan facility, and the indenture that governs our senior unsecured notes.
     Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.
     Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations, and actual results, performance or achievements may differ materially from those that might be anticipated from our forward-looking statements. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties.
     In addition, these statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry. Other factors that could cause our actual results, performance or achievements to differ materially from that contemplated by forward-looking statements are those discussed under the heading “Risk Factors” and in other sections of our annual report on Form 10-K for the year ended January 31, 2010, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus and in the applicable prospectus supplement. Many of those factors are outside of our control. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described.

     We caution the reader that the factors described above may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results, performance or achievements to differ materially from those projected in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of our Annual Report on Form 10-K. Except to the extent required by law, we undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus or in any prospectus supplement or in the information incorporated by reference herein or therein.
THE COMPANY
Overview
     The Company was founded in 1898 and is one of the largest regional department store operators in the United States, offering a broad assortment of brand-name fashion apparel and accessories for women, men and children as well as cosmetics, home furnishings and other goods. We currently operate 278 stores in mid-size and metropolitan markets in 23 Northeastern, Midwestern and upper Great Plains states under the Bon-Ton, Bergner’s, Boston Store, Carson Pirie Scott, Elder-Beerman, Herberger’s and Younkers nameplates and, in the Detroit, Michigan area, under the Parisian nameplate, encompassing a total of approximately 26 million square feet.
Industry Overview
     We compete in the department store segment of the U.S. retail industry. Department stores have historically dominated apparel and accessories retailing, occupying a cornerstone in the U.S. retail landscape for more than 100 years. Over time, department stores have evolved from single unit, family owned, urban locations to regional and national chains serving communities of all sizes. Today, we operate in a highly competitive, highly fragmented and rapidly changing environment as the department store industry continues to evolve in response to consolidation among merchandise vendors as well as the evolution of competitive retail formats — mass merchandisers, national chain retailers, specialty retailers and online retailers.
     Our operating results and performance, and that of our competitors, depend significantly on economic conditions and their impact on consumer spending. During 2008 and 2009, a combination of economic factors created an extremely adverse environment for the retail industry, including the department store sector. We believe that these factors included volatility in the capital markets, with limited or no access to credit for many companies and consumers. These credit market conditions, the general downturn in the U.S. economy, and weakening consumer sentiment contributed to a significant reduction in consumer spending as compared with 2007 and prior years.
     We are incorporated in the Commonwealth of Pennsylvania. Our principal executive offices are located at 2801 East Market Street, York, Pennsylvania 17402 and our telephone number is (717) 757-7660.
RISK FACTORS
     Investing in our securities involves risk and uncertainties. Please see the risk factors under the heading “Item 1A. Risk Factors” in our most recent annual report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks and other uncertainties as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties incorporated by reference include all of the material risks of the Company of which we are currently aware; however, these risks and uncertainties may not be the only risks the Company will face. Additional risks and uncertainties of which we are presently unaware, or that we do not currently deem material, may become important factors that affect us and could materially and adversely affect our business, financial condition, results of operations and the trading price of our securities.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth the unaudited consolidated ratio of earnings to fixed charges for the periods shown:

	Thirteen Weeks Ended	Fiscal years ended
	May 1,	January 30,	January 31,	February 2,	February 3,	January 28,
	2010	2010	2009	2008	2007	2006
RATIO OF EARNINGS TO FIXED CHARGES (1)	0.37x	0.91x	0.17x	1.13x	1.49x	2.37x

(1)	In order to achieve a ratio of 1.00, additional income before taxes of $22,928 would be required for the thirteen weeks ended May 1, 2010, and $12,065 and $107,084 would be required for fiscal years ended January 30, 2010 and January 31, 2009, respectively. In computing the ratio of earnings to fixed charges: (i) earnings were the income from continuing operations before income taxes, fixed charges, amortization of capitalized interest and excluding capitalized interest; and (ii) fixed charges were the sum of interest expense, amortization of debt issuance costs and debt discount, capitalized interest and the estimated interest component included in rental expense. Ratios of earnings to combined fixed charges and preferred stock dividends are not presented because there was no outstanding preferred stock in any of the periods indicated.

USE OF PROCEEDS
     Unless indicated otherwise in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, capital expenditures, repayment or refinancing of borrowings, working capital, investments and acquisitions. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement or other offering material relating to such offering. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement or other offering material will describe the relevant terms of the debt to be repaid.
DESCRIPTION OF SECURITIES WE MAY OFFER
     We may issue from time to time, in one or more offerings the following securities:
•	shares of common stock, $0.01 par value per share, which we refer to in this prospectus as our “Common Stock”;

•	shares of preferred stock, par value $0.01 per share, which we refer to in this prospectus as our “Preferred Stock”;

•	depositary shares;

•	warrants exercisable for our Common Stock, Preferred Stock, depositary shares or debt securities;

•	debt securities (which may or may not be guaranteed by us or one or more of our subsidiaries); and

•	units comprised of any combination of our Common Stock, Preferred Stock, depositary shares, warrants and debt securities (which may or may not be guaranteed by us or one or more of our subsidiaries).
     We may issue the debt securities as exchangeable for or convertible into shares of Common Stock or Preferred Stock. The Preferred Stock may also be exchangeable for or convertible into shares of Common Stock or another series of Preferred Stock.
     This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and the sale of the offered securities.

DESCRIPTION OF COMMON STOCK
     The authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, (ii) 20,000,000 shares of Class A Common Stock and (iii) 5,000,000 shares of Preferred Stock. As of May 1, 2010, there were 16,065,223 shares of Common Stock issued and outstanding, of which 4,132,106 were held by affiliates of the Company, and 2,951,490 shares of Class A Common Stock issued and outstanding, all of which were held by M. Thomas Grumbacher, Executive Chairman of the Company.
     The Company has two classes of authorized Common Stock: (1) the Common Stock, which is offered hereby and is entitled to one vote per share, and (2) Class A Common Stock, $0.01 par value per share (referred to as the “Class A Common Stock”), which is entitled to ten votes per share. The Common Stock and the Class A Common Stock are collectively referred to as the “Common Shares.” At May 1, 2010, Mr. Grumbacher, Executive Chairman of the Company, owned approximately 24% of the outstanding Common Shares and controlled approximately 68% of the combined voting power of the outstanding Common Shares. Consequently, such shareholder currently controls the ability to determine the outcome of shareholder votes, including votes with respect to corporate transactions requiring the approval of shareholders and the election of the Company’s Board of Directors.
     The following description of our Common Stock and provisions of our Articles of Incorporation and Bylaws are only summaries, and we encourage you to review complete copies of our Articles of Incorporation and Bylaws, which we have previously filed with the SEC. For more information regarding the Common Stock that may be offered by this prospectus, please refer to the applicable prospectus supplement, other offering material, and our Articles of Incorporation, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part and, if applicable, any resolution(s) of our Board of Directors establishing and designating any series of our Preferred Stock, which will be filed with the SEC as an exhibit to or incorporated by reference into the registration statement on or about the time of issuance of that series of Preferred Stock.
     Voting, Dividend and Other Rights. The voting powers, preferences and relative rights of the Common Stock and the Class A Common Stock are identical in all respects, except that (i) at every meeting or action by consent in writing of the shareholders, the holders of Common Stock are entitled to one vote per share and the holders of Class A Common Stock are entitled to ten votes per share; (ii) stock dividends on Common Stock may be paid only in shares of Common Stock and stock dividends on Class A Common Stock may be paid in shares of Class A Common Stock or (with the majority approval of the holders of the Class A Common Stock) Common Stock; (iii) in the case of any combination or reclassification of the Common Stock, shares of Class A Common Stock shall also be combined or reclassified so as to maintain the relationship of the number of shares of Common Stock outstanding to the number of shares of Class A Common Stock outstanding; and (iv) shares of Class A Common Stock have certain conversion rights and are subject to certain restrictions on ownership and transfer described below under “Conversion Rights and Restrictions on Transfer of Class A Common Stock.” Except as described above, issuances of additional shares of Class A Common Stock (except in connection with stock splits, combinations, reclassifications and stock dividends) and modifications of the terms of the Class A Common Stock require the approval of a majority of the holders of the Common Stock and the Class A Common Stock, voting as separate classes. Except as described above or as required by law, holders of Common Stock and Class A Common Stock vote together as a single class on all matters presented to the shareholders for their vote or approval, including, without limitation, the election of directors. The shareholders are not entitled to vote cumulatively for the election of directors. Shareholders may act without a meeting upon written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting.
     Each share of Common Stock and Class A Common Stock is entitled to receive dividends and other distributions in cash, stock or property of the Company if, as and when declared by the Board of Directors of the Company out of assets or funds legally available therefor. The Common Stock and Class A Common Stock share equally, on a share-for-share basis, in any dividends declared by the Board of Directors, provided that in the event of a dividend of shares or other equity interests of a corporation or other entity, if the equity interests consist of two classes, one of which is entitled to one vote per interest and the other of which is entitled to ten or fewer votes per interest, the Board of Directors may distribute the interests with multiple votes to the holders of Class A Common Stock provided that the multiple-vote interests distributed are in the same proportion to the single vote interests distributed as the number of shares of Class A Common Stock are to the shares of Common Stock.

     We did not declare any dividends to shareholders of Common Shares in fiscal 2009. Future dividends, if any, will be determined by our Board of Directors in light of circumstances then existing, including our earnings, our financial requirements and general business conditions.
     In the event of a merger or consolidation to which the Company is a party, each share of Common Stock and Class A Common Stock will be entitled to receive the same consideration, except that in the event of a merger, consolidation, division or exchange in which holders of Class A Common Stock will receive in exchange for their Class A Common Stock shares equity interests of the surviving, resulting or exchanging entity, such holders of Class A Common Stock shall be entitled to receive equity interests having substantially similar relative designations, preferences, qualifications, privileges, limitations, restrictions and rights as those of the Class A Common Stock.
     Shareholders of the Company have no preemptive or other rights to subscribe for additional equity in the Company. Subject to any rights of holders of any Preferred Stock, all holders of Common Shares, regardless of class, are entitled to share equally on a share-for-share basis in any assets available for distribution to shareholders on liquidation, dissolution or winding up of the Company. No Common Shares are subject to redemption or a sinking fund. The Company may not subdivide or combine shares of either class of Common Shares without at the same time proportionally subdividing or combining shares of the other class of Common Shares.
     Conversion Rights and Restrictions on Transfer of Class A Common Stock. The Common Stock does not have any conversion rights. However, at the option of the holder, each share of Class A Common Stock is convertible at any time and from time to time into one share of Common Stock.
     Shares of Class A Common Stock may not be transferred except to (i) M. Thomas Grumbacher, (ii) certain family members of Mr. Grumbacher, (iii) trusts primarily for the benefit of such family members, (iv) certain entities controlled by Mr. Grumbacher or certain members of his family or (v) the estate of the holder of such Class A Common Stock, which are collectively referred to in this prospectus as “Permitted Transferees.” Upon any sale or transfer of ownership or voting rights to a transferee other than a Permitted Transferee or to the extent a person ceases to be a Permitted Transferee, such shares of Class A Common Stock will automatically convert into an equal number of shares of Common Stock. Mr. Grumbacher holds all of the issued and outstanding shares of Class A Common Stock. Accordingly, no trading market is expected to develop in the Class A Common Stock and the Class A Common Stock will not be listed or traded on any exchange or in any market.
     Effects of Disproportionate Voting Rights. The disproportionate voting rights of the Common Stock and Class A Common Stock could have an adverse effect on the market price of the Common Stock. Such disproportionate voting rights may make the Company a less attractive target for a takeover than it otherwise might be, or render more difficult or discourage a merger proposal, a tender offer or a proxy contest, even if such actions were favored by shareholders of the Company other than the holders of Class A Common Stock. Accordingly, such disproportionate voting rights may deprive holders of Common Stock of an opportunity to sell their shares at a premium over prevailing market prices, since takeover bids frequently involve purchases of stock directly from shareholders at such a premium price.
     Except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of Preferred Stock, the holders of the Common Shares exclusively possess all voting power.
     Subject to any preferential rights of any outstanding series of Preferred Stock designated by the Board of Directors from time to time, the holders of the Common Stock are entitled to dividends to the extent permitted by law, and upon a voluntary or involuntary liquidation, dissolution, distribution of assets on winding up of the Company are entitled to receive pro rata all of our assets available for distribution to such holders after distribution in full of any preferential amount to be distributed to holders of shares of Preferred Stock. All outstanding shares of the Common Stock are, and any shares of Common Stock issued pursuant to this prospectus and any applicable prospectus supplement will be, validly issued, fully paid and nonassessable. The Common Stock has no preemptive or conversion rights or other subscription rights and there are no sinking fund or redemption provisions applicable to the Common Stock. For a description of the provisions of our Articles of Incorporation and Bylaws that could have an effect of delaying, deferring or preventing a change in control of Bon-Ton, see the description in this prospectus under the heading “Certain Provisions of our Articles of Incorporation, Bylaws and Statutes.”
     The rights and privileges of our Common Stock may be subordinate to the rights and preferences of any of our Preferred Stock.

     Our Common Stock is traded on the NASDAQ Global Select Market under the symbol “BONT.”
     The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC.
DESCRIPTION OF PREFERRED STOCK
     The Company has authorized 5,000,000 shares of Preferred Stock. No shares of Preferred Stock have been issued. The Board of Directors is empowered by the Articles of Incorporation to designate and issue from time to time one or more classes or series of Preferred Stock without any action of the shareholders. The Board of Directors may authorize issuances in one or more classes or series, and may fix and determine the relative rights, preferences and limitations of each class or series so authorized. Such action could adversely affect the voting power of the holders of the Common Stock or the Class A Common Stock or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.
     The following description of our Preferred Stock and provisions of our Articles of Incorporation and Bylaws are only summaries, and we encourage you to review complete copies of our Articles of Incorporation and Bylaws, which we have previously filed with the SEC. For more information regarding the Preferred Stock that may be offered by this prospectus, please refer to the applicable prospectus supplement, other offering material, and our Articles of Incorporation, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and, if applicable, any resolution(s) of our Board of Directors establishing and designating any series of our Preferred Stock, which will be filed with the SEC as an exhibit to or incorporated by reference into the registration statement on or about the time of issuance of that series of Preferred Stock.
     Our Board of Directors may, without further action of the shareholders, issue undesignated Preferred Stock in one or more classes or series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. Any undesignated Preferred Stock issued by us may:
•	rank prior to our Common Stock as to dividend rights, liquidation preference or both;

•	have full or limited voting rights; and

•	be convertible into shares of Common Stock or other securities.
     We will describe in a supplement to this prospectus the specific terms of a particular series of Preferred Stock being offered. These terms may include some or all of the following:
•	the maximum number of shares in the series;

•	the designation of the series;

•	the number of shares we are offering;

•	any liquidation preference per share;

•	the initial offering price per share;

•	any voting rights of the series;

•	any dividend rights and the specific terms relating to these dividend rights, including the applicable dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends will be payable, the preference or relation which such dividends will bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends will be cumulative or non-cumulative;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	whether the shares of such series will be redeemable and, if so, the times, prices and other terms and conditions of such redemption;

•	the relative ranking and the rights of the holders of shares of such series as to dividends and upon the liquidation, dissolution or winding up of our Company;

•	whether or not the shares of such series will be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

•	whether or not the shares of such series shall be convertible into, or exchangeable for, (a) our debt securities, (b) shares of any other class or classes of stock of our Company, or of any other series of the same or different class of stock, or (c) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•	while any shares of such series are outstanding, the limitations and restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by our Company of, our Common Stock, or any other class or classes of stock of our Company ranking junior to the shares of such series either as to dividends or upon liquidation;

•	the conditions or restrictions, if any, upon the creation of indebtedness of our Company or upon the issue of any additional stock, including additional shares of such series or of any other series or of any other class, ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

•	whether fractional interests in shares of the series will be offered in the form of depositary shares as described below under “Description of Depositary Shares;”

•	restrictions on transfer, sale or other assignment, if any;

•	any other preference or provision and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

•	our ability to modify the rights of holders otherwise than by a vote of a majority or more of the series outstanding.
     The Preferred Stock will, when issued, be fully paid and non-assessable.
     Any issuance of shares of Preferred Stock, or the issuance of rights to purchase preferred shares, may have the effect of delaying, deferring or preventing a change in control in our Company or an unsolicited acquisition proposal. For a description of the provisions of our Articles of Incorporation and Bylaws that could have an effect of delaying, deferring or preventing a change in control of our Company and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), see the description in this prospectus under the heading “Certain Provisions of our Articles of Incorporation, Bylaws and Statutes.”
     The issuance of Preferred Stock also could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of Common Stock.
DESCRIPTION OF DEPOSITARY SHARES
     We may, at our option, elect to offer fractional shares of Preferred Stock rather than full shares of Preferred Stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of Preferred Stock. The Preferred Stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable Preferred Stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the Preferred Stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our Preferred Stock, see the description in this prospectus under the heading “Description of Preferred Stock.”
     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

     A copy of the form of deposit agreement, including the form of depositary receipt, will be filed prior to the issuance of depositary shares as an exhibit to the reports we file with the SEC which will be incorporated by reference into the registration statement of which this prospectus is a part.
DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of our Common Stock, Preferred Stock, depositary shares and/or debt securities in one or more series. Warrants may be issued independently or together with any Common Stock, Preferred Stock, depositary shares and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. Each warrant will entitle the holder to purchase for cash a number of shares of Common Stock, Preferred Stock or depositary shares and/or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.
     As of June 21, 2010, there were no warrants outstanding to purchase our securities.
     The applicable prospectus supplement will describe the terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:
•	the title and aggregate number of the warrants;

•	the offering price;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the number of shares of Common Stock or Preferred Stock or depositary shares purchasable upon the exercise of a warrant;

•	the exercise price or manner of determining the exercise price, the manner in which the exercise price may be paid, including the currency or currency units in which the price may be payable, and any minimum number of warrants exercisable at one time;

•	if warrants for purchase of debt securities are offered, the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	if warrants for the purchase of Common Stock, Preferred Stock or depositary shares are offered, the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for Preferred Stock or depositary shares, the designation, total number and terms of the series of Preferred Stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased on exercise;

•	the designation and terms of any series of Preferred Stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of Common Stock, Preferred Stock or depositary share;

•	when the warrants become exercisable and the expiration date;

•	the terms of any right of ours to redeem or call the warrants;

•	the terms of any right of ours to accelerate the exercisability of the warrants;

•	where the warrant certificates may be transferred and exchanged;

•	whether the warrants are to be issued with Common Stock or debt securities or other securities and, if so, the number and terms of any such offered securities;

•	the date, if any, on and after which the warrants and the related shares of Common Stock or debt securities or other securities will be separately transferable;

•	United States federal income tax consequences applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to exchange and exercise of the warrants.
DESCRIPTION OF DEBT SECURITIES
     We may offer secured or unsecured debt securities of Bon-Ton or Department Stores, which may be convertible. Any debt securities issued by Bon-Ton may be guaranteed by one or more of our subsidiaries and any debt securities issued by Department Stores will be guaranteed by Bon-Ton and may be guaranteed by one or more of our subsidiaries.
     The debt securities will be issued under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which it relates. Each indenture for debt securities issued by Bon-Ton will be entered into between Bon-Ton, as obligor, and a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, which we refer to as the “TIA.” Each indenture for debt securities issued by Department Stores will be entered into between Department Stores, as obligor, and a trustee chosen by us and qualified to act as a trustee under the TIA.
     Each indenture will be in the form of the indenture filed as an exhibit to the registration statement of which this prospectus is a part, subject to any amendments or supplements to such indenture as we may adopt from time to time, which form is incorporated by reference into this prospectus. You should read the indenture because it will control your rights as a holder of debt securities. The terms of the indenture will also be governed by the TIA. You should refer to the indenture for more specific information.
     The following description is a summary of selected general provisions relating to the debt securities and the indenture. When the debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or other offering material, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description. This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or other offering material is subject to and is qualified in its entirety by reference to all the provisions of the indenture, as that indenture may be supplemented, amended or modified from time to time as provided therein.
     We use the term “trustee” to refer to the trustee or trustees under any indenture we may enter into.
General
     Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations, will represent our senior, senior subordinated or subordinated obligations and may be issued from time to time in one or more series. The senior debt securities will rank equally with each other and with all of our other senior and unsubordinated debt. Unless otherwise specified in a prospectus supplement, the senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured credit facility, to the extent of the collateral for such secured indebtedness. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in any applicable supplement to the indenture, to the senior indebtedness designated in such supplemental indenture, and will rank equally with our other senior subordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness designated in such supplemental indenture. All these debt securities will be structurally subordinate and junior to the liabilities of our subsidiaries.
     We will include in a supplement to this prospectus the specific terms of each series of the debt securities being offered. These terms will include some or all of the following:
•	the title, aggregate principal amount and classification of the debt securities;

•	any limit on the total principal amount of the debt securities; unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series;

•	the price or prices at which the debt securities will be issued, including the amount of discount or premium, if any, with which the debt securities will be issued;

•	the dates on which the debt securities will mature;

•	the rate (which may be fixed or variable) at which the debt securities will bear interest, or the method for determining the rate at which the debt securities will bear interest, and the date from which any interest will accrue;

•	the interest payment dates for the debt securities or the method of determining those dates;

•	any terms applicable to original issue discount, if any, including the rate or rates at which such original issue discount, if any, will accrue;

•	any mandatory or optional sinking fund or analogous provisions;

•	the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

•	any mandatory or optional redemption periods and prices and any provisions for mandatory repurchase offers under certain circumstances;

•	the terms, if any, relating to the seniority or subordination of all or any portion of the debt securities;

•	the currency or currencies in which we will pay principal, premium and interest on the debt securities;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

•	provisions relating to covenant defeasance and legal defeasance provisions;

•	provisions relating to the satisfaction and discharge of the indenture;

•	the registrar and the paying agent for the debt securities;

•	if applicable, the terms of any right to convert debt securities into shares of, or exchange debt securities for, Bon-Ton Common Stock or other securities or property;

•	whether the securities issued by us will be secured or unsecured, and, if secured, a description of the collateral;

•	whether the debt securities will be guaranteed by any persons, including the identity of such persons and the terms and conditions upon which such debt securities will be guaranteed;

•	whether the debt securities will be issued in the form of one or more “global securities,” and if so, the depositary for that security or securities and information with respect to book-entry procedures;

•	the covenants of Bon-Ton with respect to a series of debt securities that are in addition to, modify or delete those described in the applicable indenture;

•	the events of default relating to the debt securities that are in addition to, modify or delete those described in the applicable indenture;

•	any listing or intended listing of the debt securities on a securities exchange; and

•	any other terms of the debt securities that are in addition to, modify or delete those described in the applicable indenture.
     Unless otherwise indicated in the prospectus supplement, information incorporated by reference or other offering material, the debt securities will be issued in registered form, without coupons, and in denominations of $1,000 and any integral multiple of $1,000.

     To the extent applicable, we will also describe any special provisions for the payment of additional amounts with respect to the debt securities in a prospectus supplement, information incorporated by reference or other offering material.
     We may issue debt securities at a discount below their stated principal amount, creating original issue discount, or OID, for United States federal income tax purposes. Even if we do not issue the debt securities below their stated principal amount, the debt securities may be deemed to have been issued with OID for such purposes because of certain interest payment characteristics. We will describe in a prospectus supplement, information incorporated by reference or other offering material the material United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe the material United States federal income tax considerations that may be applicable to the particular debt securities.
Selection and Notice Upon Optional Redemption
     Optional redemption provisions, if any, relating to any series of debt securities will be described in any prospectus supplement. The indenture provides that, in the event of an optional redemption, if less than all of the debt securities of any series are to be redeemed at any time, the trustee will select the debt securities of such series to be redeemed among the holders of debt securities of such series as follows:
     (1) if the debt securities of such series are listed, in compliance with the requirements of the principal national securities exchange on which the debt securities of such series are listed, or
     (2) if the debt securities of such series are not so listed, on a pro rata basis, by lot or in accordance with any other method the trustee considers fair and appropriate.
     No debt securities of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at such holder’s registered address. Notices of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the debt securities specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company).
     If any debt security is to be redeemed in part only, the notice of redemption that relates to such debt security shall state the portion of the principal amount thereof to be redeemed. A new debt security of such series in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original debt security. Debt securities called for redemption will become due on the date fixed for redemption, subject to the satisfaction of any conditions to such redemption. On and after the redemption date, subject to the satisfaction of any conditions to such redemption, interest will cease to accrue on the debt securities or portions of such debt securities called for redemption so long as the Company has deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest, if any, on the debt securities to be redeemed.
Covenants
     In addition to any covenants specified in the applicable prospectus supplement for any series of debt securities, under the applicable indenture, we will agree:
•	to pay the principal of, premium, if any, and interest and additional interest, if any, on the debt securities when due;

•	to maintain a place of payment;

•	to file reports with the SEC;

•	to deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the applicable indenture; and

•	to preserve our corporate existence.

Merger, Consolidation, or Sale of Assets
     The indenture will provide that Bon-Ton may not, in a single transaction or a series of related transactions, consolidate or merge with or into any person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Bon-Ton and its subsidiaries, taken as a whole, to any person or adopt a plan of liquidation unless:
     (1) either
     (a) in the case of a consolidation or merger, Bon-Ton, or any successor thereto, is the surviving or continuing corporation, or
     (b) the person (if other than Bon-Ton, or any successor thereto) formed by such consolidation or into which Bon-Ton is merged or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of Bon-Ton and its subsidiaries, taken as a whole, or in the case of a plan of liquidation, the person to which assets of Bon-Ton and its subsidiaries have been transferred (i) shall be a corporation or other entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; provided, that if the successor is an entity other than a corporation, the debt securities shall be co-issued or assumed on a co-issuer basis by a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the debt securities and the performance of every covenant of the debt securities and the indenture on the part of Bon-Ton to be performed or observed;
     (2) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above no default and no event of default shall have occurred or be continuing under the applicable indenture; and
     (3) Bon-Ton or such other person shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition or plan of liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the relevant provisions of the applicable indenture and that all conditions precedent in the applicable indenture relating to such transaction have been satisfied.
     Notwithstanding the provisions under this heading above:
     (1) any subsidiary may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to Bon-Ton or to another subsidiary; and
     (2) Bon-Ton or any subsidiary may consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any person if such transaction is solely for the purpose of effecting a change in the state of incorporation or form of organization of Bon-Ton or such subsidiary.
     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more subsidiaries of Bon-Ton, the capital stock of which constitutes all or substantially all of the properties and assets of Bon-Ton, shall be deemed to be the transfer of all or substantially all of the properties and assets of Bon-Ton.
     As used in the applicable indenture and in this description, the word “person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, or government agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of such entity, subdivision or business).
     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Bon-Ton in a transaction that is subject to, and that complies with the provisions of, the foregoing provision, the successor person formed by such consolidation or into or with which Bon-Ton is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the applicable indenture referring to Bon-Ton shall refer instead to the successor person and not to Bon-Ton), and may exercise every right and power of Bon-Ton under the applicable indenture with the same effect as if such successor person had been named as Bon-Ton in such indenture; and thereafter the predecessor Bon-Ton shall be relieved from the obligation to pay the principal of and interest on the debt securities and from any further obligation under such indenture.
Events of Default and Remedies
     Any indenture will provide that each of the following constitutes an event of default with respect to debt securities of any series:
     (1) default for 30 days in the payment when due of interest on the debt securities of such series;
     (2) default in payment of the principal of or premium, if any, on the debt securities of such series when due and payable, at maturity, upon acceleration, redemption or otherwise;
     (3) failure to comply with any of our other agreements in the indenture (other than an agreement that has been included in the indenture solely for the benefit of a series of debt securities other than such series) or the debt securities of such series for 60 days after written notice to us by the trustee or by holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding voting as a single class; and
     (4) certain events of bankruptcy or insolvency with respect to Bon-Ton.
     If an event of default with respect to the debt securities of any series (other than an event of default with respect to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, then and in every such case, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount, together with any accrued and unpaid interest and premium on all the debt securities of such series then outstanding to be due and payable, by a notice in writing to us (and to the trustee, if given by holders) specifying the event of default and that it is a “notice of acceleration” and on the fifth business day after delivery of such notice the principal amount, in either case, together with any accrued and unpaid interest and premium and additional interest, if any, on all debt securities of such series then outstanding will become immediately due and payable, notwithstanding anything contained in the indenture or the debt securities of such series to the contrary. Upon the occurrence of specified events of default relating to bankruptcy, insolvency or reorganization with respect to Bon-Ton, the principal amount, together with any accrued and unpaid interest and premium and additional interest, if any, will immediately and automatically become due and payable, without the necessity of notice or any other action by any person.
     Notwithstanding any other provision of the indenture, the sole remedy for an event of default relating to the failure to comply with the SEC reporting covenant described above, and for any failure to comply with the requirements of Section 314(a) of the TIA, will for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the principal amount of the debt securities of such series at a rate equal to 0.25% per annum. This additional interest will be payable in the same manner and subject to the same terms as other interest payable under the indenture. The additional interest will accrue on all outstanding debt securities of such series from and including the date on which an event of default relating to a failure to comply with the SEC reporting covenant described above or Section 314(a) of the TIA first occurs to but not excluding the 365th day thereafter (or such earlier date on which the event of default relating to the reporting covenant described above or Section 314(a) of the TIA shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to such reporting obligations is cured or waived prior to such 365th day), such additional interest will cease to accrue and the debt securities of such series will be subject to the other remedies as provided above if the event of default is continuing.
     The holders of a majority in aggregate principal amount of the debt securities of such series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of such series rescind an acceleration or waive any existing default or event of default with respect to the debt securities of such series and its consequences under the indenture except a continuing default or event of default in the payment of principal of, premium, if any, or interest on the debt securities of such series. The waiver by the holders of any indebtedness described in clause (4) of the first paragraph of “Events of Default and Remedies” above of the predicating default under such indebtedness shall be deemed a waiver of such default or event of default arising under, and a rescission of any acceleration resulting from the application of such clause (4), from the effective date, during the effective period and to the extent of, the waiver by the holders of such other indebtedness.
No Personal Liability of Directors, Officers, Employees and Shareholders
     No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or shareholder of Bon-Ton, in such capacity, will have any liability for any obligations of Bon-Ton under any series of debt securities, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities of such series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities of such series. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Payment Agent and Registrar
     The trustee will initially act as paying agent and registrar for the debt securities. We may change any paying agent or registrar at any time without notice to any holder of the debt securities.
Conversion Rights
     If debt securities of any series are convertible into Common Stock or other securities or property, the related prospectus supplement will discuss the conversion terms. Those terms will include provisions as to whether the conversion is mandatory or at the option of the holder and may also include provisions for calculating the number of shares of Common Stock or other securities or property to be delivered upon conversion.
Transfer and Exchange
     A holder may transfer or exchange debt securities in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any debt security selected for redemption. Also, we are not required to transfer or exchange any debt security of a particular series for a period of 15 days before a selection of debt securities of such series to be redeemed. The registered holder of a debt security will be treated as the owner of such debt security for all purposes.
Amendment, Supplement and Waiver
     Except as provided in the next three succeeding paragraphs, the indenture (including, without limitation, any provisions relating to any mandatory offer by Bon-Ton to purchase or repurchase any debt securities and the defined terms used therein) and the debt securities issued thereunder may be amended or supplemented, with respect to a particular series of debt securities affected by such amendment or supplement, with the consent of the holders of at least a majority in aggregate principal amount then outstanding of such series of debt securities voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of debt securities), and, subject to certain exceptions, any existing default or compliance with any provision of the indenture or the debt securities may be waived with respect to a particular series of debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each such series voting as a separate class (including consents obtained in connection with a tender offer or exchange offer for such series of debt securities).
     Without the consent of each holder affected, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):
     (1) reduce the principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to the redemption of any series of debt securities; provided, however, that any provision providing for the purchase or repurchase of debt securities shall not be deemed to be a provision with respect to a redemption of the debt securities;

     (3) reduce the rate of or change the time for payment of interest on any debt security;
     (4) waive a default or event of default in the payment of principal of or premium, if any, or interest on any series of debt securities (except a rescission of acceleration of the debt securities of a series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);
     (5) make any debt security payable in a currency other than that stated in the debt securities;
     (6) make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;
     (7) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;
     (8) release any guarantor from any of its obligations under its guarantee or the indenture; or
     (9) make any change in the foregoing amendment and waiver provisions.
     A supplemental indenture that changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series. A supplemental indenture that changes or eliminates any covenant or other provision of the indenture with respect to one or more particular series of debt securities (whether or not such covenant or other provision has expressly been included solely for the benefit of such series of debt securities), or that modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.
     Notwithstanding the foregoing, without notice to or the consent of any holder of debt securities of one or more series, we and the trustee may amend or supplement the indenture or the debt securities:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
     (3) to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation;
     (4) to make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities (and if such covenants are for the benefit of less than all series of debt securities, stating that such additional rights or benefits are expressly being included solely for the benefit of such series) or that does not adversely affect the legal rights under the indenture of any such holder;
     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;
     (6) to conform the text of the indenture or the debt securities of any series to any provision of the “Description of Notes” section of any prospectus or prospectus supplement or other offering document or similarly named section thereof, relating to the initial offering of such series of Notes, to the extent that such provision in that “Description of Notes” section of any prospectus or prospectus supplement or other offering document or similarly named section thereof was intended to be a verbatim recitation of a provision of the indenture or the debt securities of such series;
     (7) to provide for the issuance of additional debt securities of any series of debt securities (including any additional or different restrictions on transfer or exchange of such additional debt securities, including without limitation those that would be appropriate if the additional debt securities were issued in a transaction exempt from registration under the Securities Act) in accordance with the limitations set forth in the indenture prior to such issuance of additional debt securities;
     (8) to secure the debt securities of any series;
     (9) to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us;

     (10) to establish the form or terms of debt securities of any series as permitted by the indenture;
     (11) to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the requirements of the indenture; or
     (12) to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no debt security described in clause (i) outstanding.
Legal Defeasance and Covenant Defeasance
     Any indenture will provide that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series, referred to in this prospectus as “Legal Defeasance,” except for:
     (1) the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, premium, if any, and interest on such debt securities of such series when such payments are due from the trust referred to below;
     (2) our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series and the maintenance of an office or agency for payment and money for security payments held in trust;
     (3) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and
     (4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture.
     In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants in the indenture, including certain provisions described in any prospectus supplement (such release being referred to as “Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” above will no longer constitute an event of default with respect to the debt securities of such series.
     In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of debt securities:
     (1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding debt securities of such series on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;
     (2) in the case of Legal Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:
     (a) we have received from, or there has been published by, the Internal Revenue Service a ruling, or
     (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no default or event of default with respect to such series of debt securities shall have occurred and be continuing either:
     (a) on the date of such deposit (other than a default or event of default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit); or
     (b) insofar as the occurrence of events of default resulting from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (in which case such defeasance shall have been effective on the date of deposit until the time of such occurrence, and upon such occurrence, shall immediately cease to be effective);
     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which we are a party or by which we are bound;
     (6) we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of such series over the other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others; and
     (7) we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Satisfaction and Discharge
     Any indenture will be discharged and will cease to be of further effect as to all debt securities of a particular series issued thereunder, when:
     (1) either:
     (a) all debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or
     (b) all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (and all conditions to such redemption having been satisfied or waived) or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of such series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;
     (2) no default or event of default with respect to such series of debt securities has occurred and is continuing on the date of the deposit (other than a default or event of default with respect to such series of debt securities resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;
     (3) we have paid or caused to be paid all sums payable by us under the indenture as they relate to such series of debt securities; and
     (4) we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the securities of such series at maturity or on the redemption date, as the case may be.

     In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
     Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of our obligations under the debt securities and the indenture.
Concerning the Trustee
     Any indenture will contain certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue in certain circumstances or resign. The holders of a majority in principal amount of the then outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to debt securities of such series, subject to certain exceptions. The indenture provides that in case an event of default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. However, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities of such series, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
     The trustee may serve as trustee under one or more indentures governing other debt securities of ours.
DESCRIPTION OF GUARANTEES OF DEBT SECURITIES
     The payment obligations of Bon-Ton and/or Department Stores under any series of debt securities may be guaranteed by one or more direct or indirect subsidiaries or by other persons. The payment obligations of Bon-Ton and/or Department Stores under any series of debt security may be guaranteed by Bon-Ton and one or more of Bon-Ton’s direct or indirect subsidiaries or by other persons. If a series of debt securities is so guaranteed, the guarantors will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:
•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	the additional terms of the guarantees.
     Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture. Notwithstanding the foregoing, the obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.
DESCRIPTION OF UNITS
     We may issue units consisting of one or more shares of Common Stock, shares of Preferred Stock, depositary shares, warrants, debt securities (which may or may not be guaranteed by us or one or more of our subsidiaries) or any combination of such securities. The applicable prospectus supplement will describe: the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units would be issued, which will be described in more detail in the applicable prospectus supplement.
CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION, BYLAWS AND STATUTES
Possible Antitakeover Effect of Certain Statutory, Charter and Bylaw Provisions
     The provisions of Pennsylvania law, and of our Articles of Incorporation and Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company, including takeover attempts that might result in a premium over the market price for the shares of Common Stock and our other securities.
Pennsylvania Business Corporation Law
     Subchapter 25F of the Pennsylvania Business Corporation Law of 1988, as amended, or the BCL, generally prohibits certain business combinations of a registered corporation with an interested shareholder (i.e., a beneficial owner of 20% or more of the voting stock) of such corporation. A “registered corporation” generally is a Pennsylvania corporation that, like our Company, has a class of shares registered under the Securities Exchange Act of 1934, as amended. The term “business combination” is broadly defined to include most merger, consolidation and similar transactions as well as transfers of substantial amounts of assets. Subchapter 25F places a five-year moratorium on most business combinations between a registered corporation and an interested shareholder or its affiliates and associates. The five-year period begins on the date that the interested shareholder crosses the 20% threshold, known as the “share acquisition date.” Because we have not elected to “opt out” from the application of Subchapter 25F by means of an amendment to our Articles of Incorporation or by-laws, the provisions of Subchapter 25F would apply to any business combination involving our Company and an interested shareholder.
     There are limited exceptions to the five-year moratorium on business combinations with interested shareholders. First, if either the business combination itself, or the applicable interested shareholder’s crossing the 20% threshold, is approved by the corporation’s Board of Directors prior to the applicable interested shareholder’s share acquisition date, such business combination, or other business combinations with that interested shareholder, would be exempt from the application of Subchapter 25F. In addition, business combinations approved by a majority of the votes of all shareholders other than the interested shareholder, at a meeting held at least three months after the interested shareholder acquires at least 80% of the corporation’s outstanding voting stock, will likewise be exempt if, among other tests, the other shareholders receive in the business combination an aggregate amount of per share consideration equal to at least the highest per share price paid by the interested shareholder over the previous five years, plus a specified amount of interest.
     Even following the expiration of the five-year moratorium, a business combination with an interested shareholder must still either be approved by a majority of the shares not held by the interested shareholder, or provide to the other shareholders per share compensation that meets the highest price per share test referred to above.
     The BCL also provides for additional anti-takeover provisions regarding registered corporations relating to:
•	“control transactions,” under which shareholders can require an interested shareholder to buy their shares for “fair value,” as defined in the BCL;

•	“control share acquisitions,” under which interested shareholders lose their voting rights until such rights are restored by, among other requirements, the affirmative vote of a majority of the “disinterested shares,” as defined in the BCL; and

•	“disgorgements,” under which interested shareholders (or persons that announce an intention to become an interested shareholder) can be required to disgorge certain profits from trading in the registered corporation’s stock.
     Because we have specifically opted out of these various additional BCL provisions pursuant to bylaw amendments as provided in the relevant sections of the BCL, none of these provisions currently would apply to us or to a non-negotiated attempt to acquire control of our Company, although such an attempt would still be subject to the various requirements in our Articles of Incorporation as described below. Moreover, we can reverse the “opt out” from one or more of these provisions by means of a bylaw amendment adopted by our board, without shareholder approval, after which the BCL provisions or provisions for which we reversed the “opt out” would then apply to an attempt to acquire control of our Company.
     Under Section 1715 of the BCL, our directors are not required to regard the interests of the shareholders as being dominant or controlling in considering our best interests. The directors may consider, to the extent they deem appropriate, factors including:
•	the effects of any action upon any group affected by such action, including our shareholders, employees, suppliers, customers and creditors, and communities in which we have offices or other establishments,

•	our short-term and long-term interests, including benefits that may accrue to us from our long-term plans and the possibility that these interests may be best served by our continued independence,

•	the resources, intent and conduct of any person seeking to acquire control of us, and

•	all other pertinent factors.
Articles of Incorporation
     “Blank Check” Preferred Stock. Our Board of Directors is authorized by our Articles of Incorporation to designate and issue, without shareholder approval, Preferred Stock with such terms as our Board of Directors may determine. This ability to issue what is commonly referred to as “blank check” Preferred Stock, or rights to acquire our Preferred Stock, may have the effect of delaying, deferring or preventing a change in control of our Company or an unsolicited acquisition proposal.
     Two Tier Voting Rights. The Company has two classes of authorized Common Stock: the Common Stock, which may be offered hereby and is entitled to one vote per share; and the Company’s Class A Common Stock, which is entitled to ten votes per share. These voting provisions, which are more fully described in this prospectus under the heading “Description of Common Stock,” could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our Company.
Bylaws
     Authority to Fill Board of Directors Vacancies. Under our Bylaws, any vacancy on our Board of Directors, however occurring, including a vacancy resulting from an enlargement of our Board of Directors, may be filled by vote of a majority of our directors then in office, even if less than a quorum. The authority of the remaining members of our Board of Directors to fill vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our Company.
     Calling of Special Meeting. Our Bylaws provide that special meetings of the shareholders may only be called by the chairman of the Board of Directors, if such officer is serving as the chief executive officer of the Company, and otherwise such officer serving as the chief executive officer of the Company, or the Board of Directors. The limited ability of our shareholders to call a special meeting of the shareholders may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our Company.
     These and other provisions contained in our Articles of Incorporation and Bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which shareholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of shareholders to remove current management or approve transactions that shareholders may deem to be in their best interests and could adversely affect the price of our Common Stock.
Limitations of Liability and Indemnification of Directors and Officers
     Our Bylaws, as approved by our shareholders, limit the liability of our directors to us and our shareholders. Specifically, other than with respect to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law, a director will not be personally liable for monetary damages for any action taken, or failure to take any action, unless he or she has both:
•	breached or failed to perform the duties of his or her office under Chapter 17, Subchapter B of the Pennsylvania Consolidated Statutes; and

•	the breach or failure to perform constitutes self dealing, willful misconduct or recklessness.
     Our Bylaws generally provide that we shall indemnify our officers and directors and hold them harmless to the fullest extent authorized or permitted by the laws of the Commonwealth of Pennsylvania, as the same exist or may hereafter be amended (but, in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than we were permitted to provide prior to the amendment), against all expense, liability and loss reasonably incurred or suffered in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action or suit by or in the right of the Company, by reason of the fact that he or she is or was a director or officer of Bon-Ton, whether the basis of the proceeding is alleged action in an official capacity as director or officer, or in any other capacity. We believe that these provisions assist us in attracting and retaining qualified individuals to serve as directors and officers.
PLAN OF DISTRIBUTION
     We may sell the securities from time to time in one or more transactions through underwriters or dealers, through agents, or directly to one or more purchasers, in private transactions, at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. We will describe the method of distribution and the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or other offering material, including:
•	the name or names of the underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
     Only underwriters we name in the prospectus supplement, information incorporated by reference or other offering material are underwriters of the securities offered thereby.
     If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement, information incorporated by reference or other offering material. In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents. This compensation may be in the form of discounts, concessions or commissions.
     Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities could be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them could be considered underwriting discounts and commissions, under the Securities Act. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.
     If we sell securities to a dealer, we will sell the securities to the dealer, as principal. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement, information incorporated by reference or other offering material. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
     We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent, in the prospectus supplement, information incorporated by reference or other offering material. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
     Under agreements entered into by us for the purchase or sale of securities, underwriters, dealers and agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
     Offers to purchase securities may be solicited, and sales thereof may be made, by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of any such offer will be set forth in the prospectus supplement, information incorporated by reference or other offering material.
     If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
     If so indicated in the prospectus supplement, we will authorize the underwriters or other persons acting as our agents to solicit offers by certain institutional investors to purchase securities from us under contracts requiring payment and delivery on a future date. The obligations of any purchaser under these contracts will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
     To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we may do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our Common Stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we may agree with the underwriters or agents. The distribution agreement will provide that any shares of our Common Stock sold will be sold at prices related to the then prevailing market prices for our Common Stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our Common Stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.
     In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

     All securities we offer other than Common Stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
LEGAL MATTERS
     Unless otherwise specified in the applicable prospectus supplement, the validity of any securities issued hereunder will be passed upon for our Company by Duane Morris LLP, Philadelphia, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
     The consolidated financial statements and the related financial statement schedule of The Bon-Ton Stores, Inc. and subsidiaries as of January 30, 2010 and January 31, 2009, and for each of the fiscal years in the three-year period ended January 30, 2010 and management’s assessment of the effectiveness of internal control over financial reporting as of January 30, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$150,000,000
THE BON-TON STORES, INC.
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
UNITS
THE BON-TON DEPARTMENT STORES, INC.
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
PROSPECTUS
____, 2010

PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution
     The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by The Bon-Ton Stores, Inc. in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee		$10,695
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving fees		*
Trustee and Transfer Agent’s fees and expenses		*
Miscellaneous fees and expenses		*
Total	$	*

*	These fees and expenses will be determined based on the number of issuances and amount and type of securities issued. Accordingly, they cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), contains provisions relating to the indemnification of persons by a Pennsylvania business corporation, including directors and officers of the corporation.
     Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, a business corporation’s power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL provides that a business corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities to the extent they are successful on the merits or otherwise in the defense of such actions.
     Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 may be made by a business corporation only as authorized in the specific case upon a determination that indemnification of a director or officer is proper in the circumstances because the director or officer met the applicable standard of conduct, and such determination must be made: (i) by the Board of Directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.
     Section 1745 of the PBCL provides that expenses incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by a business corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.
     Section 1746 of the PBCL grants a business corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1747 of the PBCL permits a business corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D of Chapter 17 of the PBCL, and Section 7.1F of The Bon-Ton Stores, Inc.’s Bylaws permits it, at its own expense, to maintain insurance to protect its directors and officers, among others, against any expense, liability or loss, whether or not it has the power to indemnify such persons against such expense, liability or loss under the laws of the Commonwealth of Pennsylvania. The Bon-Ton Stores, Inc. currently maintains directors and officers liability insurance on behalf of its directors and officers.
     Section 1748 of the PBCL applies the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations resulting from consolidation, merger or division.
     Section 1750 of the PBCL provides that the indemnification and advancement of expenses pursuant to Subchapter D of Chapter 17 of the PBCL will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs and personal representative of that person.
     Section 7-2 of The Bon-Ton Stores, Inc.’s Bylaws contains provisions requiring it to indemnify and hold harmless directors and officers to the fullest extent and manner authorized or permitted by the laws of the Commonwealth of Pennsylvania.

Item 16. Exhibits

Exhibit
Number	Description of Exhibit
1.1**	Form of Underwriting Agreement.

4.1	Articles of Incorporation of The Bon-Ton Stores, Inc. (Incorporated by reference to Exhibit 3.1 to the Report on Form 8-B (SEC File No. 0-19517) (“Form 8-B”).)

4.2	Bylaws of The Bon-Ton Stores, Inc. (Incorporated by reference to Exhibit 3.2 to Form 8-B.)

4.3†	Form of Indenture (including form of Note).

4.4**	Form of Warrant Agreement.

4.5**	Form of Warrant Certificate (to be included in Exhibit 4.4).

4.6†	Specimen Certificate for Shares of Common Stock, $0.01 par value, of The Bon-Ton Stores, Inc.

4.7**	Form of Statement of Designation.

4.8**	Specimen Certificate for Shares of Preferred Stock, $0.01 par value, of The Bon-Ton Stores, Inc.

4.9**	Form of Deposit Agreement.

4.10**	Form of Depositary Receipt (to be included in Exhibit 4.9).

5.1†	Opinion of Duane Morris LLP.

12.1†	Computation of Ratios.

23.1†	Consent of KPMG LLP.

23.2†	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1†	Power of Attorney (included on page II-6).

25.1***	Form T-1 Statement of Eligibility of the Indenture Trustee.

†	Previously filed.

**	To be filed as an exhibit to a Current Report on Form 8-K in the event of an offering of the specified securities and incorporated by reference herein.

***	To be filed separately on a delayed basis under the electronic form type “305B2.”

Item 17. Undertakings
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
     (8) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
     (9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of York, Commonwealth of Pennsylvania, on June 21, 2010.

THE BON-TON STORES, INC.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President – Chief Financial Officer and Principal Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Byron L. Bergren	President and Chief Executive Officer and Director	June 21, 2010

/s/ Keith E. Plowman Keith E. Plowman	Executive Vice President – Chief Financial Officer and Principal Accounting Officer	June 21, 2010

* Lucinda M. Baier	Director	June 21, 2010

* Philip M. Browne	Director	June 21, 2010

* Marsha M. Everton	Director	June 21, 2010

* Shirley A. Dawe	Director	June 21, 2010

* Michael L. Gleim	Lead Director	June 21, 2010

* Tim Grumbacher	Executive Chairman of the Board of Directors and Director	June 21, 2010

* Todd C. McCarty	Director	June 21, 2010

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to the power of attorney previously filed as part of this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, State of Pennsylvania, on June 21, 2010.

The Bon-Ton Department Stores, Inc.
By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President – Chief Financial Officer and Principal Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures	Title	Date

* Byron L. Bergren	President and Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2010

/s/ Keith E. Plowman Keith E. Plowman	Executive Vice President – Chief Financial Officer and Principal Accounting Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 21, 2010

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to the power of attorney previously filed as part of this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, State of Pennsylvania, on June 21, 2010.

Bon-Ton Distribution, Inc.
By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures	Title	Date

* Byron L. Bergren	President and Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2010

/s/ Keith E. Plowman Keith E. Plowman	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 21, 2010

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to the power of attorney previously filed as part of this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, State of Pennsylvania, on June 21, 2010.

Carson Pirie Scott II, Inc.
By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures	Title	Date

* Byron L. Bergren	President and Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2010

/s/ Keith E. Plowman Keith E. Plowman	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 21, 2010

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to the power of attorney previously filed as part of this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, State of Pennsylvania, on June 21, 2010.

McRIL, LLC
By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures	Title	Date

* Byron L. Bergren	President and Chief Executive Officer and Manager (Principal Executive Officer)	June 21, 2010

/s/ Keith E. Plowman Keith E. Plowman	Executive Vice President and Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	June 21, 2010

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to the power of attorney previously filed as part of this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, State of Pennsylvania, on June 21, 2010.

The Bon-Ton Giftco, Inc.
By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures	Title	Date

/s/ Keith E. Plowman Keith E. Plowman	President and Chief Financial Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 21, 2010

*	Director	June 21, 2010
Robert E. Stern

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to the power of attorney previously filed as part of this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, State of Pennsylvania, on June 21, 2010.

The Bon-Ton Stores of Lancaster, Inc.
By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures	Title	Date

* Byron L. Bergren	President and Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2010

/s/ Keith E. Plowman Keith E. Plowman	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 21, 2010

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to the power of attorney previously filed as part of this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, State of Pennsylvania, on June 21, 2010.

The Bon-Ton Trade, LLC
By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Treasurer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures	Title	Date

* Robert E. Stern	President and Secretary and Director (Principal Executive Officer)	June 21, 2010

/s/ Keith E. Plowman Keith E. Plowman	Treasurer and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 21, 2010

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to the power of attorney previously filed as part of this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, State of Pennsylvania, on June 21, 2010.

The Elder-Beerman Stores Corp.
By:	/s/ Keith E. Plowman
	Name:	Keith E. Plowman
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signatures	Title	Date

* Byron L. Bergren	President and Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2010

/s/ Keith E. Plowman Keith E. Plowman	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 21, 2010

*By:	/s/ KEITH E. PLOWMAN Keith E. Plowman, as attorney-in-fact pursuant to the power of attorney previously filed as part of this registration statement.